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                                                                   Page 10 of 19


                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 1999-B
                              OFFICER'S CERTIFICATE


Bank One, National Association             Banker's Trust Company
One Bank One Plaza, Suite 0126             Four Albany Street
Chicago, Illinois 60670                    New York, New York  10006
ATTN: Corporate Trust Administration       ATTN: Corporate Trust & Agency Group
                                           Structured Finance
Phone:   (312) 407-0192                    Phone:  (212) 250-6501
Fax:     (312) 407-1708                    Fax:    (212) 250-6439

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN:  Senior Vice President
       Key Education Resources
Phone: (216) 828-9342
Fax:   (216) 828-9417


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from January 1, 2000, through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period

                                   Great Lakes Educational Loan Services, Inc.,
Subservicer

Date: 3/12/01                      By    /s/ Micheal J. Noack
      ---------------------           -------------------------------
                                   Name:  Michael J. Noack
                                   Title: Secretary


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                                                                   Page 11 of 19



EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 1999-B

                              OFFICER'S CERTIFICATE


Bank One, National Association              Bankers Trust Company
One Bank One Plaza, Suite 0126              Four Albany Street
Chicago, IL 60670                           New York, New York 10006
Attn: Corporate Trust Administration        Attn: Corporate Trust & Agency Group
Phone:  (312) 407-0192                         Structured Finance
Fax:     (312) 407-1708                     Phone:  (212) 250-6501
                                            Fax:     (212) 250-6439

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH   44114
ATTN:   Senior Vice President
        Key Education Resources
Phone:  (216) 828-9342
Fax:    (216) 828-9417


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer, and Admimistrator, the KeyCorp Student Loan Trust 1999-B, and and Bank One, National Association as Eligible Lender Trustee, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2000, through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                          Key Bank USA, National Association,
                                          as Administrator



                                          By: /s/ Randall M. Behm
                                          ----------------------------------
Date: March 22, 2001                      Randall M. Behm
                                          Senior Vice President


                                          By: /s/ Darlene H. Dimitrijevs
                                          ----------------------------------
                                          Darlene H. Dimitrijevs, CPA
                                          Senior Vice President